Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Brandt Farias
	SVP, Treasurer		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@cpb.bank		brandt.farias@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL ANNOUNCES RECORD EARNINGS AND LAUNCHES NEW BANKING-AS-A-SERVICE INITIATIVE TO DRIVE MAINLAND EXPANSION

•Net income of $22.3 million, or $0.80 per diluted share for the quarter. Net income of $79.9 million, or $2.83 per diluted share for the year.
•ROA of 1.22% and ROE of 16.05% for the quarter. ROA of 1.13% and ROE of 14.38% for the year.
•Board of Directors increased quarterly cash dividend by 4.0% to $0.26 per share.
•Board of Directors approved new $30 million share repurchase program. Repurchased 305,594 shares of the Company's common stock, at a total cost of $8.4 million in the fourth quarter.
•Core loans increased by $183.2 million, or 3.8%, in the fourth quarter, while PPP loans decreased by $127.3 million for a net increase in total loans of $55.9 million, or 1.1%, from the third quarter of 2021.
•Core deposits of $6.16 billion increased by $66.0 million, or 1.1%, from the third quarter of 2021. Total deposits of $6.64 billion increased by $123.3 million, or 1.9%, from the third quarter of 2021.
•Cost of average total deposits was 0.06% in the fourth quarter.

HONOLULU, HI, January 26, 2022 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank"), today reported record net income for the fourth quarter and the 2021 year. Net income for the quarter was $22.3 million, or fully diluted earnings per share ("EPS") of $0.80, compared to net income in the fourth quarter of 2020 of $12.2 million, or EPS of $0.43, and net income in the third quarter of 2021 of $20.8 million, or EPS of $0.74. For the year, net income was $79.9 million, or EPS of $2.83, compared to net income of $37.3 million, or EPS of $1.32 for all of 2020. Pre-tax net income was $29.9 million and $105.7 million for the fourth quarter and the 2021 year, which represents the best pre-tax quarter and full year results since 2007.

The Company is also announcing the launch of a new Banking-as-a-Service ("BaaS") initiative with the goal of expanding the Company both in and beyond Hawaii by investing in or collaborating with leading fintech companies. The BaaS initiative is being developed based on the successful product development and launch strategies used in the Company's new Shaka digital product. Shaka, Hawaii’s first all-digital checking account, was launched with a VIP waitlist campaign and the largest social media influencer campaign in Hawaii’s history. Since the product launch on November 8, 2021, over 3,300 Shaka accounts have been opened.

Central Pacific Financial Announces Record Earnings and Launches New Banking-as-a-Service Initiative to Drive Mainland Expansion

Beginning in the first quarter of 2022, the Company will continue its BaaS initiatives with an equity investment in Swell, a new fintech company. Swell plans to launch a consumer banking app that combines checking, credit and more into one integrated account, and Central Pacific Bank will serve as the bank sponsor. There will also be a collaboration between the Company, Swell and Elevate Credit (NYSE:ELVT), a leading provider of digital lending solutions. Swell is scheduled to launch its first product in mid-2022.

“We are very pleased with our record earnings and an extremely successful 2021,” said Paul Yonamine, Chairman and Chief Executive Officer. “We will maintain our commitment to be a top community bank in Hawaii, combining the latest in digital convenience with our strong tradition of customer service. Today’s announcement of our BaaS initiatives, represents an exciting new chapter of our Company as we expand beyond the Hawaii market which we believe will drive revenue growth and create even more shareholder value.”

On January 25, 2022, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. This represents a 4.0% increase from the dividend paid of $0.25 per share in the fourth quarter of 2021. The dividend will be payable on March 15, 2022 to shareholders of record at the close of business on February 28, 2022.

On January 25, 2022, the Company's Board of Directors authorized the repurchase of up to $30 million of its common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "Repurchase Plan"). The Repurchase Plan replaces and supersedes in its entirety the share repurchase program previously approved by the Company's Board of Directors, which had $6.3 million in remaining repurchase authority as of December 31, 2021. During the fourth quarter of 2021, the Company repurchased 305,594 shares of common stock, at a total cost of $8.4 million, or an average cost per share of $27.64. During the year ended December 31, 2021, the Company returned $45.6 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the fourth quarter of 2021 was $53.1 million, compared to $51.5 million in the year-ago quarter and $56.1 million in the previous quarter. Net interest margin for the fourth quarter of 2021 was 3.08%, compared to 3.32% in the year-ago quarter and 3.31% in the previous quarter. The sequential quarter decrease in net interest income and net interest margin is primarily due to lower net interest income and loan fees on PPP loans, and lower yields on core loans, partially offset by higher average loan and investment security balances. Net interest income for the fourth quarter of 2021 included $4.7 million in net interest income and loan fees on PPP loans, compared to $8.6 million in the previous quarter. Net deferred fees on PPP loans totaled $3.5 million at December 31, 2021, compared to $7.9 million at September 30, 2021, respectively. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4 and 5.

In the fourth quarter of 2021, the Company recorded a credit to the provision for credit losses of $7.7 million, compared to a provision of $4.9 million in the year-ago quarter and a credit to the provision of $2.6 million in the previous quarter. The credit to the provision for credit losses in the fourth quarter of 2021 was driven by continued improvements in the economic forecast, net recoveries during the current quarter and strong asset quality as the State of Hawaii continues to recover from the COVID-19 pandemic.

Other operating income for the fourth quarter of 2021 totaled $11.6 million, compared to $14.1 million in the year-ago quarter and $10.3 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower mortgage banking income of $3.5 million, partially offset by higher other service charges and fees of $1.3 million. The increase from the previous quarter was primarily due to higher mortgage banking income and bank-owned life insurance of $0.6 million and $0.4 million, respectively. Additional information on other operating income is presented in Table 3.

Other operating expense for the fourth quarter of 2021 totaled $42.4 million, compared to $44.7 million in the year-ago quarter and $41.3 million in the previous quarter. Other operating expense in the current quarter included $1.1 million in severance expense and $0.4 million in costs related to the consolidation of our Kapalama Branch on Oahu. The Company plans to consolidate three additional branches in 2022. The decrease in other operating expense from the year-ago quarter was primarily due to $3.9 million in nonrecurring expenses (included in other) in the year-ago quarter, which included: branch consolidation costs of $1.3 million, litigation settlements of $0.8 million, Federal Home Loan Bank advance prepayment fee of $0.7 million, loss on disposal of fixed assets of $0.6 million and other nonrecurring expenses totaling $0.5 million. The increase in other operating expense from the previous quarter is primarily due to branch consolidation costs, higher deferred compensation plan expenses and higher promotions expense of $0.4 million each. Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the fourth quarter of 2021 was 65.61%, compared to 68.20% in the year-ago quarter and 62.32% in the previous quarter.

Central Pacific Financial Announces Record Earnings and Launches New Banking-as-a-Service Initiative to Drive Mainland Expansion

The effective tax rate for the fourth quarter of 2021 was 25.4%, compared to 23.7% in the year-ago quarter and 24.7% in the previous quarter.

Balance Sheet Highlights
Total assets at December 31, 2021 of $7.42 billion increased from $6.59 billion at December 31, 2020, and increased from $7.30 billion at September 30, 2021.

Total loans, net of deferred fees and costs, at December 31, 2021 of $5.10 billion increased from $4.96 billion at December 31, 2020, and increased from $5.05 billion at September 30, 2021. The sequential quarter increase in total loans included a net increase in core loans (or non-PPP loans) of $183.2 million led by residential mortgage loan growth of $127.3 million, offset by a decline in PPP loans of $127.3 million due to SBA forgiveness and payments. Loans on forbearance or deferral totaled $0.4 million, or less than 1% of total loans at December 31, 2021. Loans by geographic distribution are summarized in Table 6.

Total deposits at December 31, 2021 of $6.64 billion increased from $5.80 billion at December 31, 2020, and increased from $6.52 billion at September 30, 2021. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.16 billion at December 31, 2021, and increased by $66.0 million from September 30, 2021. Non-core deposits increased by $57.3 million from September 30, 2021. The Company's loan-to-deposit ratio was 76.8% at December 31, 2021, compared to 77.4% at September 30, 2021. Core deposit and total deposit balances are summarized in Table 7.

Asset Quality
Nonperforming assets at December 31, 2021 totaled $5.9 million, or 0.08% of total assets, compared to $6.2 million, or 0.09% of total assets at December 31, 2020, and $7.2 million, or 0.10% of total assets at September 30, 2021. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net recoveries in the fourth quarter of 2021 totaled $0.9 million, compared to net charge-offs of $1.8 million in the year-ago quarter, and net charge-offs of $0.2 million in the previous quarter.

The allowance for credit losses, as a percentage of total loans at December 31, 2021 was 1.33%, compared to 1.68% at December 31, 2020 and 1.48% at September 30, 2021. Excluding PPP loans, the allowance for credit losses, as a percentage of core loans at December 31, 2021 was 1.36%, compared to 1.55% at September 30, 2021. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Tables 9 and 10.

Capital
Total shareholders' equity was $558.2 million at December 31, 2021, compared to $546.7 million and $555.4 million at December 31, 2020 and September 30, 2021, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At December 31, 2021, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.5%, 12.2%, 14.5%, and 11.2%, respectively, compared to 8.5%, 12.2%, 14.6%, and 11.2%, respectively, at September 30, 2021.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-844-200-6205 (access code: 319900). A playback of the call will be available through February 25, 2022 by dialing 1-866-813-9403 (access code: 961340) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

Central Pacific Financial Announces Record Earnings and Launches New Banking-as-a-Service Initiative to Drive Mainland Expansion

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.4 billion in assets as of December 31, 2021. Central Pacific Bank, its primary subsidiary, operates 30 branches and 69 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Announces Record Earnings and Launches New Banking-as-a-Service Initiative to Drive Mainland Expansion

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; our ability to successfully implement our Banking-as-a-Service initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our business initiatives; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2021	2021	2021	2021	2020	2021	2020
CONDENSED INCOME STATEMENT
Net interest income	$53,096	$56,086	$52,061	$49,804	$51,474	$211,047	$197,683
(Credit) provision for credit losses [1]	(7,692)	(2,635)	(3,443)	(821)	4,898	(14,591)	42,111
Total other operating income	11,566	10,253	10,530	10,711	14,057	43,060	45,198
Total other operating expense [1]	42,422	41,345	41,433	37,846	44,690	163,046	151,737
Income tax expense	7,605	6,814	5,887	5,452	3,772	25,758	11,760
Net income	22,327	20,815	18,714	18,038	12,171	79,894	37,273
Basic earnings per common share	$0.80	$0.74	$0.66	$0.64	$0.43	$2.85	$1.33
Diluted earnings per common share	0.80	0.74	0.66	0.64	0.43	2.83	1.32
Dividends declared per common share	0.25	0.24	0.24	0.23	0.23	0.96	0.92

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	1.22%	1.15%	1.06%	1.07%	0.74%	1.13%	0.58%
Return on average shareholders’ equity (ROE) [2]	16.05	14.82	13.56	13.07	8.87	14.38	6.85
Average shareholders’ equity to average assets	7.61	7.79	7.84	8.19	8.29	7.85	8.47
Efficiency ratio [3]	65.61	62.32	66.20	62.54	68.20	64.16	62.47
Net interest margin (NIM) [2]	3.08	3.31	3.16	3.19	3.32	3.18	3.30
Dividend payout ratio [4]	31.25	32.43	36.36	35.94	53.49	33.92	69.70

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,073,069	$5,022,909	$5,110,820	$5,079,874	$5,034,717	$5,071,516	$4,855,169
Average interest-earning assets	6,890,829	6,761,643	6,606,779	6,305,786	6,202,228	6,643,193	6,015,166
Average assets	7,315,325	7,210,210	7,039,928	6,738,825	6,621,127	7,078,025	6,418,661
Average deposits	6,536,826	6,424,768	6,269,516	5,958,742	5,755,257	6,299,369	5,555,877
Average interest-bearing liabilities	4,407,612	4,221,073	4,253,382	4,161,453	4,163,396	4,288,041	4,070,923
Average shareholders’ equity	556,462	561,606	552,102	551,976	548,663	555,600	543,919

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2021	2021	2021	2021	2020
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.5%	8.5%	8.6%	8.9%	8.8%
Tier 1 risk-based capital ratio	12.2	12.2	12.7	13.1	12.9
Total risk-based capital ratio	14.5	14.6	14.9	15.4	15.2
Common equity tier 1 capital ratio	11.2	11.2	11.6	12.0	11.8
Central Pacific Bank
Leverage capital ratio	8.9	9.0	9.1	9.4	9.4
Tier 1 risk-based capital ratio	12.8	13.0	13.5	13.9	13.7
Total risk-based capital ratio	14.0	14.3	14.6	15.0	14.9
Common equity tier 1 capital ratio	12.8	13.0	13.5	13.9	13.7

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2021	2021	2021	2021	2020
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,101,649	$5,045,797	$5,077,318	$5,137,849	$4,964,113
Total assets	7,419,089	7,298,231	7,178,481	6,979,265	6,594,583
Total deposits	6,639,158	6,515,863	6,397,159	6,208,950	5,796,118
Long-term debt	105,616	105,556	105,495	105,436	105,385
Total shareholders’ equity	558,219	555,419	552,793	542,865	546,685
Total shareholders’ equity to total assets	7.52%	7.61%	7.70%	7.78%	8.29%

ASSET QUALITY
Allowance for credit losses (ACL) [1]	$68,097	$74,587	$77,781	$81,553	$83,269
Non-performing assets (NPA)	5,881	7,237	6,745	7,194	6,192
ACL to total loans [1]	1.33%	1.48%	1.53%	1.59%	1.68%
ACL to core loans (refer to Table 10) [1]	1.36%	1.55%	1.68%	1.80%	1.83%
ACL to non-performing assets [1]	1,157.92%	1,030.63%	1,153.17%	1,133.63%	1,344.78%
NPA to total assets	0.08%	0.10%	0.09%	0.10%	0.09%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$20.14	$19.84	$19.59	$19.19	$19.40
Closing market price per common share	28.17	25.68	26.06	26.68	19.01

[1] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation. The allowance for off-balance sheet credit exposures continues to be included in other liabilities.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands, except share data)	2021	2021	2021	2021	2020
ASSETS
Cash and due from financial institutions	$81,506	$108,669	$116,009	$93,358	$97,546
Interest-bearing deposits in other financial institutions	247,401	240,173	224,469	166,533	6,521
Investment securities:
Available-for-sale debt securities, at fair value	1,631,699	1,535,450	1,407,340	1,216,341	1,182,609
Equity securities, at fair value	—	1,593	1,578	1,435	1,351
Total investment securities	1,631,699	1,537,043	1,408,918	1,217,776	1,183,960
Loans held for sale	3,531	5,290	5,361	5,234	16,687
Loans, net of deferred fees and costs	5,101,649	5,045,797	5,077,318	5,137,849	4,964,113
Less allowance for credit losses	68,097	74,587	77,781	81,553	83,269
Loans, net of allowance for credit losses	5,033,552	4,971,210	4,999,537	5,056,296	4,880,844
Premises and equipment, net	80,354	80,190	76,740	72,599	65,278
Accrued interest receivable	16,709	17,110	19,014	19,440	20,224
Investment in unconsolidated entities	29,679	30,397	31,052	31,487	29,968
Other real estate owned	—	—	—	—	—
Mortgage servicing rights	9,738	9,976	10,500	11,094	11,865
Bank-owned life insurance	169,148	167,961	167,289	167,110	163,161
Federal Home Loan Bank ("FHLB") stock	7,964	7,952	8,149	8,155	8,237
Right of use lease asset	39,441	40,757	41,890	44,727	45,857
Other assets	68,367	81,503	69,553	85,456	64,435
Total assets	$7,419,089	$7,298,231	$7,178,481	$6,979,265	$6,594,583
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$2,291,246	$2,195,404	$2,203,806	$2,070,428	$1,790,269
Interest-bearing demand	1,415,277	1,372,626	1,341,280	1,237,574	1,174,888
Savings and money market	2,225,903	2,296,968	2,048,945	2,004,368	1,932,043
Time	706,732	650,865	803,128	896,580	898,918
Total deposits	6,639,158	6,515,863	6,397,159	6,208,950	5,796,118
FHLB advances and other short-term borrowings	—	—	—	—	22,000
Long-term debt	105,616	105,556	105,495	105,436	105,385
Lease liability	40,731	41,933	43,112	46,033	47,191
Other liabilities	75,317	79,412	79,874	75,933	77,156
Total liabilities	6,860,822	6,742,764	6,625,640	6,436,352	6,047,850
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,714,071 at December 31, 2021, 27,999,588 at September 30, 2021, 28,218,860 at June 30, 2021, 28,282,530 at March 31, 2021, and 28,183,340 at December 31, 2020	433,263	436,957	440,854	443,505	442,635
Additional paid-in capital	98,073	97,279	96,182	95,721	94,842
Retained earnings (accumulated deficit)	34,843	22,916	10,831	628	(10,920)
Accumulated other comprehensive (loss) income	(7,960)	(1,733)	4,926	3,011	20,128
Total shareholders' equity	558,219	555,419	552,793	542,865	546,685
Non-controlling interest	48	48	48	48	48
Total equity	558,267	555,467	552,841	542,913	546,733
Total liabilities and shareholders' equity	$7,419,089	$7,298,231	$7,178,481	$6,979,265	$6,594,583

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2021	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$47,576	$51,104	$49,024	$46,074	$48,259	$193,778	$186,129
Interest and dividends on investment securities:
Taxable investment securities	6,667	6,210	4,447	5,106	5,002	22,430	23,302
Tax-exempt investment securities	642	470	346	514	504	1,972	2,392
Dividend income on investment securities	21	18	18	18	18	75	69
Interest on deposits in other financial institutions	86	105	61	10	4	262	46
Dividend income on FHLB stock	61	62	63	59	114	245	480
Total interest income	55,053	57,969	53,959	51,781	53,901	218,762	212,418
Interest expense:
Interest on deposits:
Demand	104	101	93	86	105	384	510
Savings and money market	352	332	282	274	314	1,240	2,416
Time	478	428	498	588	813	1,992	7,489
Interest on short-term borrowings	—	—	—	2	65	2	718
Interest on long-term debt	1,023	1,022	1,025	1,027	1,130	4,097	3,602
Total interest expense	1,957	1,883	1,898	1,977	2,427	7,715	14,735
Net interest income	53,096	56,086	52,061	49,804	51,474	211,047	197,683
(Credit) provision for credit losses	(7,692)	(2,635)	(3,443)	(821)	4,898	(14,591)	42,111
Net interest income after (credit) provision for credit losses	60,788	58,721	55,504	50,625	46,576	225,638	155,572
Other operating income:
Mortgage banking income	1,902	1,327	1,533	2,970	5,434	7,732	13,682
Service charges on deposit accounts	1,800	1,637	1,443	1,478	1,560	6,358	6,234
Other service charges and fees	5,016	4,942	4,619	3,790	3,709	18,367	14,867
Income from fiduciary activities	1,283	1,292	1,269	1,231	1,113	5,075	4,829
Net gain (loss) on sales of investment securities	—	100	50	—	151	150	(201)
Income from bank-owned life insurance	946	540	1,210	797	1,219	3,493	3,803
Other	619	415	406	445	871	1,885	1,984
Total other operating income	11,566	10,253	10,530	10,711	14,057	43,060	45,198
Other operating expense:
Salaries and employee benefits	23,030	23,566	23,790	19,827	23,090	90,213	83,848
Net occupancy	4,129	4,185	4,055	3,764	4,011	16,133	15,162
Equipment	1,207	1,089	1,048	1,000	1,157	4,344	4,531
Communication expense	922	824	756	769	758	3,271	3,225
Legal and professional services	2,928	2,575	2,572	2,377	2,507	10,452	9,035
Computer software expense	3,125	2,998	3,398	3,783	3,625	13,304	12,717
Advertising expense	1,179	1,329	1,329	1,658	756	5,495	3,791
Other	5,902	4,779	4,485	4,668	8,786	19,834	19,428
Total other operating expense	42,422	41,345	41,433	37,846	44,690	163,046	151,737
Income before income taxes	29,932	27,629	24,601	23,490	15,943	105,652	49,033
Income tax expense	7,605	6,814	5,887	5,452	3,772	25,758	11,760
Net income	$22,327	$20,815	$18,714	$18,038	$12,171	$79,894	$37,273
Per common share data:
Basic earnings per share	$0.80	$0.74	$0.66	$0.64	$0.43	$2.85	$1.33
Diluted earnings per share	0.80	0.74	0.66	0.64	0.43	2.83	1.32
Cash dividends declared	0.25	0.24	0.24	0.23	0.23	0.96	0.92
Basic weighted average shares outstanding	27,769,651	27,967,089	28,173,710	28,108,648	28,071,151	28,003,744	28,074,543
Diluted weighted average shares outstanding	28,045,826	28,175,953	28,456,624	28,313,014	28,177,366	28,257,323	28,180,576

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$225,560	0.15%	$86	$273,039	0.15%	$105	$16,786	0.10%	$4
Investment securities, excluding valuation allowance:
Taxable	1,469,711	1.82	6,688	1,351,272	1.84	6,228	1,048,665	1.91	5,020
Tax-exempt	114,529	2.84	813	106,333	2.24	595	90,452	2.83	638
Total investment securities	1,584,240	1.89	7,501	1,457,605	1.87	6,823	1,139,117	1.99	5,658
Loans, including loans held for sale	5,073,069	3.73	47,576	5,022,909	4.05	51,104	5,034,717	3.82	48,259
Federal Home Loan Bank stock	7,960	3.05	61	8,090	3.09	62	11,608	3.91	114
Total interest-earning assets	6,890,829	3.19	55,224	6,761,643	3.42	58,094	6,202,228	3.48	54,035
Noninterest-earning assets	424,496			448,567			418,899
Total assets	$7,315,325			$7,210,210			$6,621,127

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,383,696	0.03%	$104	$1,356,967	0.03%	$101	$1,149,759	0.04%	$105
Savings and money market deposits	2,224,592	0.06	352	2,168,055	0.06	332	1,902,876	0.07	314
Time deposits up to $250,000	225,451	0.31	176	228,762	0.31	181	246,573	0.57	351
Time deposits over $250,000	468,292	0.26	302	467,289	0.21	247	662,390	0.28	462
Total interest-bearing deposits	4,302,031	0.09	934	4,221,073	0.08	861	3,961,598	0.12	1,232
Federal Home Loan Bank advances and other short-term borrowings	—	—	—	—	—	—	76,968	0.33	65
Long-term debt	105,581	3.85	1,023	105,516	3.84	1,022	124,830	3.60	1,130
Total interest-bearing liabilities	4,407,612	0.18	1,957	4,326,589	0.17	1,883	4,163,396	0.23	2,427
Noninterest-bearing deposits	2,234,795			2,203,695			1,793,659
Other liabilities	116,408			118,272			115,407
Total liabilities	6,758,815			6,648,556			6,072,462
Shareholders’ equity	556,462			561,606			548,663
Non-controlling interest	48			48			2
Total equity	556,510			561,654			548,665
Total liabilities and equity	$7,315,325			$7,210,210			$6,621,127

Net interest income			$53,267			$56,211			$51,608

Interest rate spread		3.01%			3.25%			3.25%

Net interest margin		3.08%			3.31%			3.32%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Year Ended			Year Ended
	December 31, 2021			December 31, 2020
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$191,967	0.14%	$262	$13,980	0.33%	$46
Investment securities, excluding valuation allowance:
Taxable	1,269,900	1.77	22,505	1,037,209	2.25	23,371
Tax-exempt	101,877	2.45	2,496	96,217	3.15	3,028
Total investment securities	1,371,777	1.82	25,001	1,133,426	2.33	26,399
Loans, including loans held for sale	5,071,516	3.82	193,778	4,855,169	3.83	186,129
Federal Home Loan Bank stock	7,933	3.09	245	12,591	3.81	480
Total interest-earning assets	6,643,193	3.30	219,286	6,015,166	3.54	213,054
Noninterest-earning assets	434,832			403,495
Total assets	$7,078,025			$6,418,661

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,300,022	0.03%	$384	$1,078,589	0.05%	$510
Savings and money market deposits	2,099,388	0.06	1,240	1,830,972	0.13	2,416
Time deposits up to $250,000	230,705	0.34	795	257,708	0.75	1,921
Time deposits over $250,000	551,831	0.22	1,197	696,650	0.80	5,568
Total interest-bearing deposits	4,181,946	0.09	3,616	3,863,919	0.27	10,415
Federal Home Loan Bank advances and other short-term borrowings	607	0.30	2	89,904	0.80	718
Long-term debt	105,488	3.88	4,097	117,100	3.08	3,602
Total interest-bearing liabilities	4,288,041	0.18	7,715	4,070,923	0.36	14,735
Noninterest-bearing deposits	2,117,423			1,691,958
Other liabilities	116,936			111,859
Total liabilities	6,522,400			5,874,740
Shareholders’ equity	555,600			543,919
Non-controlling interest	25			2
Total equity	555,625			543,921
Total liabilities and equity	$7,078,025			$6,418,661

Net interest income			$211,571			$198,319

Interest rate spread		3.12%			3.18%

Net interest margin		3.18%			3.30%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$87,459	$198,315	$395,352	$548,880	$375,879
Other	422,388	404,751	389,341	399,154	426,670
Real estate:
Construction	122,867	128,908	133,457	137,976	125,407
Residential mortgage	1,875,980	1,748,729	1,711,801	1,687,513	1,690,212
Home equity	637,249	618,951	583,430	559,514	551,266
Commercial mortgage	922,146	915,746	926,006	911,216	898,055
Consumer	333,843	331,987	328,332	319,032	332,430
Total loans, net of deferred fees and costs	4,401,932	4,347,387	4,467,719	4,563,285	4,399,919
Allowance for credit losses	(55,808)	(62,126)	(67,773)	(70,961)	(73,152)
Loans, net of allowance for credit losses	$4,346,124	$4,285,261	$4,399,946	$4,492,324	$4,326,767

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$3,868	$20,356	$39,258	$48,939	$40,496
Other	107,733	114,122	96,884	115,035	118,421
Real estate:
Commercial mortgage	298,058	292,671	260,424	253,122	258,273
Consumer	290,058	271,261	213,033	157,468	147,004
Total loans, net of deferred fees and costs	699,717	698,410	609,599	574,564	564,194
Allowance for credit losses	(12,289)	(12,461)	(10,008)	(10,592)	(10,117)
Loans, net of allowance for credit losses	$687,428	$685,949	$599,591	$563,972	$554,077

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$91,327	$218,671	$434,610	$597,819	$416,375
Other	530,121	518,873	486,225	514,189	545,091
Real estate:
Construction	122,867	128,908	133,457	137,976	125,407
Residential mortgage	1,875,980	1,748,729	1,711,801	1,687,513	1,690,212
Home equity	637,249	618,951	583,430	559,514	551,266
Commercial mortgage	1,220,204	1,208,417	1,186,430	1,164,338	1,156,328
Consumer	623,901	603,248	541,365	476,500	479,434
Total loans, net of deferred fees and costs	5,101,649	5,045,797	5,077,318	5,137,849	4,964,113
Allowance for credit losses	(68,097)	(74,587)	(77,781)	(81,553)	(83,269)
Loans, net of allowance for credit losses	$5,033,552	$4,971,210	$4,999,537	$5,056,296	$4,880,844

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Noninterest-bearing demand	$2,291,246	$2,195,404	$2,203,806	$2,070,428	$1,790,269
Interest-bearing demand	1,415,277	1,372,626	1,341,280	1,237,574	1,174,888
Savings and money market	2,225,903	2,296,968	2,048,945	2,004,368	1,932,043
Time deposits less than $100,000	136,584	139,358	141,498	145,497	149,063
Other time deposits $100,000 to $250,000 [1]	88,873	87,491	89,710	88,814	90,149
Core deposits	6,157,883	6,091,847	5,825,239	5,546,681	5,136,412

Government time deposits	214,950	238,950	403,755	500,194	500,344
Other time deposits greater than $250,000	266,325	185,066	168,165	162,075	159,362
Total time deposits greater than $250,000	481,275	424,016	571,920	662,269	659,706
Total deposits	$6,639,158	$6,515,863	$6,397,159	$6,208,950	$5,796,118

[1] As of January 1, 2021, other time deposits $100,000 to $250,000 have been included in core deposits. Prior period amounts have been reclassified to conform to current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$183	$689	$699	$1,412	$1,461
Real estate:
Residential mortgage	4,623	5,351	5,280	4,553	4,115
Home equity	786	880	434	439	524
Commercial mortgage	—	—	—	—	—
Consumer	289	317	332	790	92
Total nonaccrual loans	5,881	7,237	6,745	7,194	6,192
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	—	—
Total OREO	—	—	—	—	—
Total nonperforming assets ("NPAs")	5,881	7,237	6,745	7,194	6,192
Loans delinquent for 90 days or more still accruing interest: [1]
Commercial, financial and agricultural - Other	945	—	29	—	—
Real estate:
Residential mortgage	—	444	1,438	4,522	567
Home equity	44	—	—	—	—
Consumer	374	166	100	262	240
Total loans delinquent for 90 days or more still accruing interest	1,363	610	1,567	4,784	807
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural - Other	—	12	26	63	100
Real estate:
Residential mortgage	3,768	4,458	4,258	5,473	5,718
Commercial mortgage	1,043	1,577	1,636	1,698	1,761
Consumer	92	99	132	198	207
Total restructured loans still accruing interest	4,903	6,146	6,052	7,432	7,786
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$12,147	$13,993	$14,364	$19,410	$14,785

Total nonaccrual loans as a percentage of total loans	0.12%	0.14%	0.13%	0.14%	0.12%
Total NPAs as a percentage of total loans and OREO	0.12%	0.14%	0.13%	0.14%	0.12%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.14%	0.16%	0.16%	0.23%	0.14%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.24%	0.28%	0.28%	0.38%	0.30%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$7,237	$6,745	$7,194	$6,192	$13,187
Additions	1,375	1,951	1,879	2,257	1,370
Reductions:
Payments	(933)	(767)	(1,120)	(292)	(3,186)
Return to accrual status	(1,034)	(141)	(84)	(99)	(548)
Sales of NPAs	—	—	—	—	(4,353)
Charge-offs, valuation and other adjustments	(764)	(551)	(1,124)	(864)	(278)
Total reductions	(2,731)	(1,459)	(2,328)	(1,255)	(8,365)
Balance at end of quarter	$5,881	$7,237	$6,745	$7,194	$6,192

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Allowance for credit losses ("ACL"):
ACL at beginning of period	$74,587	$77,781	$81,553	$83,269	$80,542	$83,269	$47,971
Adoption of ASU 2016-13	—	—	—	—	—	—	3,566
Adjusted ACL at beginning of period	74,587	77,781	81,553	83,269	80,542	83,269	51,537

(Credit) provision for credit losses on loans [1] [2]	(7,417)	(2,969)	(2,963)	(974)	4,496	(14,323)	38,930

Charge-offs:
Commercial, financial and agricultural - Other	379	334	401	609	676	1,723	3,026
Real estate:
Residential mortgage	—	—	—	—	—	—	63
Commercial mortgage	—	—	—	—	—	—	75
Consumer	952	829	1,523	1,098	1,856	4,402	8,191
Total charge-offs	1,331	1,163	1,924	1,707	2,532	6,125	11,355

Recoveries:
Commercial, financial and agricultural - Other	358	281	276	89	189	1,004	1,157
Real estate:
Construction	1,159	—	—	—	—	1,159	131
Residential mortgage	13	53	186	106	15	358	229
Home equity	—	—	—	9	2	9	33
Commercial mortgage	—	—	65	8	1	73	16
Consumer	728	604	588	753	556	2,673	2,591
Total recoveries	2,258	938	1,115	965	763	5,276	4,157
Net (recoveries) charge-offs	(927)	225	809	742	1,769	849	7,198
ACL at end of period	$68,097	$74,587	$77,781	$81,553	$83,269	$68,097	$83,269

Average loans, net of deferred fees and costs	$5,073,069	$5,022,909	$5,110,820	$5,079,874	$5,034,717	$5,071,516	$4,855,169
Annualized ratio of net charge-offs to average loans	(0.07)%	0.02%	0.06%	0.06%	0.14%	0.02%	0.15%

[1] In 2020, the Company recorded a reserve on accrued interest receivable ("AIR") of $0.2 million for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against AIR with the offset to the provision for credit losses. During the second quarter of 2021, the Company reversed the entire reserve on AIR. The provision for credit losses presented in this table excludes the provision for credit losses on AIR.
[2] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The following table sets forth a reconciliation of our core loans and the ratios of our allowance for credit losses ("ACL") to total loans and ACL to core loans (or total loans, excluding SBA Paycheck Protection Program ("PPP") loans), for each of the periods indicated:

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
ACL	$68,097	$74,587	$77,781	$81,553	$83,269

Total loans	$5,101,649	$5,045,797	$5,077,318	$5,137,849	$4,964,113
Less: PPP loans	91,327	218,671	434,610	597,819	416,375
Core loans (or total loans, excluding PPP loans)	$5,010,322	$4,827,126	4,642,708	4,540,030	$4,547,738

Ratio of ACL to total loans	1.33%	1.48%	1.53%	1.59%	1.68%
Ratio of ACL to core loans	1.36%	1.55%	1.68%	1.80%	1.83%